EXHIBIT 10.19

Exchange of Debt for Equity Agreement

Commercial Holding AG, LLC, (CHAG) in exchange for certain debts owed to it by Secured Financial Network, Inc. (SFNL), CHAG agrees to accept restricted Secured Financial Network, Inc. company stock in exchange for said debt.

The total amount of debt being exchanged for stock is $425,583.56.

This amount represents the principal balance above $850,000 that SFNL owes to Commercial Holding AG, LLC, on its credit line which has a principal balance of $1,275,583.56 as of June 30, 2010.

In full and total satisfaction of the aforementioned debt, Commercial Holding, AG, LLC agrees to accept restricted SFNL company stock at the rate of nine and one half cents ($.095) per share.

SFNL shall immediately issue to Commercial Holding, AG, LLC the following number of shares:

4,479,827

Agreed to this 30th day of June 2010 by and between:

/s/ Tom Grissom
Tom Grissom, Member/Manager
Commercial Holding, AG

/s/ Jeffrey L. Schultz
Jeffrey L. Schultz, CEO
Secured Financial Network, Inc.